Exhibit 99.1

Vitro Biopharma Announces New Chief Financial Officer

Golden, Colorado, January 22, 2024 – Vitro Biopharma, Inc., an innovative Biotechnology company announced Thomas W. Ohrt, previously the corporate controller, as Chief Financial Officer, effective January 18, 2024.

Mr. Ohrt is an accomplished financial executive with more than 35 years in financial reporting for public and private companies. Mr. Ohrt previously served as our Controller from January 1, 2021, to January 17, 2024. Mr. Ohrt has spent the last 35 years in various financial leadership roles, including serving as President and CFO of Formation Energy. Nathan Haas, who played an important role as the Company’s Chief Financial Officer during its recapitalization and filing of the Form S-1 and Form 10 registration statement with the Securities and Exchange Commission, will continue as a consultant to the Company with a focus on capital markets and investor relations.

“We’re excited for Tom to assume the role of Chief Financial Officer,” said Chris Furman, CEO of Vitro. “Tom’s extensive experience in finance and consulting will be incredibly helpful as we continue to grow the company. I am confident in his expertise and passion for our patient population. He will continue to work with a skilled management team and board to be a great advisor to the Vitro family.”

“I’m excited to accept this leadership role at Vitro,” said Mr. Ohrt. “The company’s products hold remarkable promise across a variety of autoimmune and inflammatory indications. I look forward to working with the Vitro team to capitalize on a broad range of product opportunities, as we strive to increase shareholder value.”

About Vitro Biopharma

Vitro Biopharma is an innovative biotechnology company focused primarily in the field of regenerative medicine and cellular therapies, with ancillary focuses in the research services and cosmeceuticals. With respect to our regenerative medicine business, we are leveraging our proprietary technologies to develop novel therapeutic candidates intended to address significant unmet medical needs in multiple disease areas with a focus on autoimmune disorders and inflammatory diseases. As of September 1, 2023, over 440 subjects have received treatment with our AlloRx® Stem Cells, primarily in foreign clinical studies conducted by third parties with zero severe adverse events. Our lead clinical program is expected to focus on PTHS, a rare neurogenetic disorder primarily affecting children that is characterized by global developmental delays including autistic features, language delays, intellectual disability, neuro-irritability and significant behavioral concerns. We currently plan to initiate two Phase 1/2a safety and efficacy trials in 2024. We generate revenue from our other technologies through a number of other activities, including through the sale of our stem cell products as well as cosmeceuticals through InfiniVive MD, LLC (“InfiniVive MD”), our wholly-owned subsidiary, which helps to alleviate our capital expenses.

Cautionary Note About Forward-Looking Statements

This press release contains “forward-looking statements” about the Company’s plan of business operations, product research and development activities, and other matters. Such forward-looking statements may be identified by words such as “intends,” “anticipates,” “believes,” “expects,” “hopes,” and other similar words indicating possible future expectations, events or actions. Such forward-looking statements are based on current expectations, assumptions, estimates and projections about our business and our industry, and are not guarantees of our future performance. Factors that could cause actual results to differ materially include, among others, acceptability of the Company’s products in the marketplace, general economic conditions, receipt of additional working capital, and the overall state of the biotechnology industry. Most of these factors are outside our control. You are cautioned not to put undue reliance on forward-looking statements.

CONTACT:

Chris Furman

4621 Technology Drive

Golden, CO 80403

Phone: (1) 866–848-7267

www.vitrobiopharma.com